Exhibit 10.1

SEPARATION AND TRANSITION AGREEMENT

THIS SEPARATION AND TRANSITION AGREEMENT (the “Agreement”) is made and entered into as of February 11, 2019 (the “Effective Date”) by and between David Pringle (“Employee”) and Waitr Holdings Inc., a Delaware corporation (“Employer”).

WHEREAS, Employee presently serves as the Chief Financial Officer of Employer pursuant to that certain Offer Letter by and among Employee, Employer and Holdings, dated as of November 15, 2018 (the “Offer Letter”); and

WHEREAS, Employer and Employee mutually agree that Employee’s employment as Chief Financial Officer with Employer will end as of the Separation Date (defined below).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.    Separation Date. Employee’s employment with Employer shall terminate as of March 31, 2019 (the “Separation Date”). Effective as of the Separation Date, all of Employee’s positions with Employer and its affiliates shall automatically terminate, including, without limitation, Employee’s position as Chief Financial Officer of the Company. Other than what is provided for in paragraph 4, the Separation Date will be the termination date of the Employee’s employment for purposes of active coverage and participation in all benefit plans and programs sponsored by Employer.

2.    Accrued Benefits. Regardless of whether Employee enters into this Agreement, Employer agrees to pay Employee, in accordance with the Offer Letter and subject to tax withholding and other authorized deductions, any accrued but unpaid salary or wages for services rendered prior to the Separation Date. In addition, Employee shall be entitled to vested benefits under the applicable employee benefit plans maintained by Employer in accordance with the terms and conditions of such plans.

3.    Transition Services. During the period commencing as of the Effective Date and ending on the Separation Date (the “Transition Period”), Employee agrees to devote his full time, energy and skill to the faithful performance of his duties on behalf of Employer, and shall perform the duties and carry out the responsibilities as may be assigned to him from time to time by the Chief Executive Officer of Employer to the best of his ability and in a diligent, businesslike and efficient manner (the “Transition Services”). In carrying out his duties on behalf of Employer, Employee shall comply with any policies and procedures established by Employer for its employees. During the Transition Period, Employer shall continue to pay or provide to Employee his current rate of base salary and employee benefits, as in effect immediately prior to the Effective Date.

4.    Separation Benefits. Subject to and conditioned on Employee’s execution and non-revocation of this Agreement and the general release of claims (the “General Release”), in the form attached hereto as Exhibit A, which General Release must be executed by Employee and the applicable non-revocation period must lapse no earlier than one (1) day, and no later than ten (10) days, following the Separation Date, Employer will provide Employee with an award of 26,000 restricted stock units pursuant to the Waitr Holdings Inc. 2018 Omnibus Incentive Plan, which will vest in full on December 1, 2019 (the “Separation Benefits”).

5.    Release. Employee would not otherwise be entitled to the Separation Benefits provided under Section 4 of this Agreement but for the promises, covenants and agreements made herein. The parties agree that the Separation Benefits to be provided by Employer under Section 4 is in full, final and complete settlement of all claims Employee may have against Employer, its past and present affiliates and the respective officers, directors, owners, employees, members, agents, advisors, consultants, insurers, attorneys, successors and/or assigns of each of the foregoing (collectively, the “Releasees”).

6.    Revocation Period. Employee acknowledges and agrees that his receipt of the Separation Benefits is subject to his execution and non-revocation of the General Release, and that this Agreement will be neither effective nor enforceable, nor will the Separation Benefits be paid hereunder, unless the applicable revocation period under the General Release expires without his revocation thereof.

7.    Sole and Exclusive Benefits. This Agreement provides for the sole and exclusive benefits for which Employee is eligible as a result of his separation of service with Employer, except as otherwise required by law, and Employee shall not be eligible for any contractual benefits under any other agreement or arrangement providing for benefits upon a separation from service, including, but not limited to, any payments under any severance plan, policy or program of Employer.

8.    No Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability by Employer or any other Releasee, and Employer specifically disclaims liability to or wrongful treatment of Employee on the part of itself and all other Releasees.

9.    Other Employee/Employer Representations and Covenants. Employee agrees to and makes the following representations and covenants:

a.	Employee has reported to Employer in writing any and all known work-related injuries that Employee has suffered during employment with Employer or its affiliates.

b.

Employee has not filed any complaints or charges against Employer or any of its affiliates with the Equal Employment Opportunity Commission, or with any other federal, state or local agency or court, and as of the date of this agreement, has no known claims or intentions of filing any such complaints or charges.

c.

Employee will return to Employer upon or before the Separation Date any property of Employer in his possession, custody or control, including, but not limited to, files, identification card, data storage devices, passwords and office keys.

d.

In the event of any lawsuit against Employer or any of its affiliates that relates to alleged acts or omissions by Employee during employment with Employer or its affiliates, Employee agrees to cooperate by voluntarily providing truthful and complete information as reasonably necessary for Employer or its affiliates to defend against such lawsuit, provided that Employer shall reimburse Employee for reasonable and necessary expenses for such cooperation.

e.

Employee shall not, in any manner, directly or indirectly, take any action that disparages or places Employer or any Releasee in a false or negative light, and Employer’s board of directors and senior executives shall not, in any manner, directly or indirectly, take any action that disparages or places Employee in a false or negative light; provided that no such party shall be required to make any untruthful statement or violate any law.

10.    Opportunity to Seek Advice; Understanding of Agreement. Employee acknowledges that he has been advised to consult with an attorney of Employee’s choice with regard to this Agreement and has had sufficient time to do so. Employee hereby acknowledges that he fully understands the significance of this Agreement and voluntarily accepts the terms of this Agreement.

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11.    Confidentiality. Employee agrees to treat the existence and terms of this Agreement as confidential and will not discuss it with anyone other than: (i) his counsel or tax advisor as necessary to secure their professional advice, (ii) his spouse, or (iii) as may be required by law.

12.    Entire Agreement. This Agreement sets forth the entire agreement between Employee and Employer, and fully supersedes any and all prior agreements or understandings between them regarding its subject matter, including, without limitation, the Offer Letter; provided, however, that nothing in this Agreement is intended to or shall be construed to limit, impair or terminate any obligation of Employee pursuant to any non-competition, non-solicitation, confidentiality or intellectual property agreements that have been signed by Employee where such agreements by their terms continue after Employee’s employment with Employer ends.

13.    Interpretation and Severability. Employer and Employee agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative body of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement and the remaining provisions hereunder shall remain in full force and effect.

14.    Successors and Assigns. This Agreement shall be binding on Employer and Employee and upon their respective heirs, representatives, successors and assigns, and shall run to the benefit of the Releasees and each of them and to their respective heirs, representatives, successors and assigns.

15.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Louisiana, without giving effect to any principles of conflicts of law.

[Signatures appear on following page]

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PLEASE READ THIS AGREEMENT CAREFULLY.

THIS AGREEMENT INCLUDES A

RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

“EMPLOYER” WAITR HOLDINGS INC.

By:	/s/ Chris Meaux

Name:	Chris Meaux

Title:	Chief Executive Officer

“EMPLOYEE”

/s/ David Pringle
David Pringle

Date:	2/11/2019

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Exhibit A

Release of Claims

I, David Pringle, in consideration of and subject to the performance by Waitr Holdings Inc. (“Employer”) of its obligations under the Separation and Transition Agreement, dated as of February 11, 2019, by and between Employer and myself (the “Agreement”), do hereby release and forever discharge as of the date hereof Employer and all present and former directors, officers, agents, representatives, employees, parents, subsidiaries, members, affiliates, successors and assigns of Employer and their owners (collectively, the “Released Parties”) to the extent provided below. I understand that my employment with Employer will terminate, or has terminated, on March 31, 2019 (the “Separation Date”).

1.

I understand that any benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for my signing this General Release. I understand and agree that I will not receive the benefits specified in Section 4 of the Agreement unless I execute and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.

Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge Employer and the other Released Parties of and from any and all claims, controversies, suits, rights, interests, losses, debts, actions, causes of action, claims, counter-claims, demands, charges, debts, obligations, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known, unknown, suspected or unsuspected, or whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which I, my spouse, or any of my heirs, executors, administrators or assigns, has or may have against Employer or any of the Released Parties, by reason of any and all acts, omissions, events or facts occurring or existing prior to or on the date I sign this General Release. The claims in the preceding sentence include, without limitation, all claims relating to or arising out of my service with Employer or the termination thereof; any and all claims arising under any contract of employment or service, whether express or implied; and any and all claims arising under any provision of the Constitutions of the United States, the State of Louisiana or of any other state; any and all claims arising under any anti-discrimination statute including Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act) and any state laws that prohibit discrimination in employment based on certain protected categories including race, color, religion, marital status, sexual orientation, national origin, ancestry, disability, medical condition, age or sex; any claims arising under other statutes and laws including the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Rehabilitation Act of 1973; the Fair Credit Reporting Act; the Sarbanes-Oxley Act of 2002; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law whether based on statute, regulation, ordinance, or otherwise; or under any public policy, contract or tort, or under common law, in equity or otherwise; or arising under any policies, practices or procedures of Employer; or any claim for wrongful discharge, breach of contract, physical or personal injury, infliction of emotional distress, fraud, negligent misrepresentation, libel, slander, defamation, other torts; or any claim for interests, penalties, costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing in this paragraph 2 collectively referred to herein as the “Released Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.

5.

With respect to the Released Claims, I understand and agree that I expressly waive any right or claim of right that I may have under the law of any jurisdiction that a release such as the one given here does not apply to unknown or unstated claims. In connection with this waiver, I understand and acknowledge that I may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which I may now know or believe to be true, with respect to the Released Claims. Nevertheless, I expressly waive any and all claims that I may have against any of the Released Parties, including any which are presently unknown or unsuspected.

6.

In signing this General Release, and subject to any limitations placed on this General Release as set forth herein, I acknowledge and intend that it shall be effective as a bar to each and every one of the Released Claims hereinabove mentioned or implied, except as otherwise noted above. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Released Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown and unsuspected Released Claims), if any, as well as those relating to any other Released Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver Employer would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Released Claim seeking damages against Employer, or in the event I should seek to recover against Employer in any Released Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Released Claims. The Parties agree that this General Release does not release, waive, or discharge any right of mine to file an administrative charge with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board, or any other government agency charged with the enforcement of any law. Moreover, nothing in this General Release is intended to or shall interfere with my right to participate in a proceeding with any appropriate federal, state, or local agency enforcing discrimination laws, nor shall this General Release prohibit me from cooperating with any such agency in its investigation, provided that if any such agency or any third party obtains an award of damages from Employer on my behalf, I agree to turn over any such amounts to Employer. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

7.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by Employer, any Released Party or myself of any improper or unlawful conduct.

8.

I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my spouse and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.

Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. I understand and acknowledge that I do not need the prior authorization of Employer to make any such reports or disclosures and that I am not required to notify Employer that I have made such reports or disclosures.

10.

By accepting any payments paid or granted to me under Section 4 of the Agreement, I acknowledge and agree that I have been given an adequate opportunity to advise Employer’s human resources, legal, or other relevant management division, and has so advised such division in writing, of any facts that I am aware of that constitute or might constitute a violation of any ethical, legal, or contractual standards or obligations of Employer. I further acknowledge and agree that I am not aware of any existing or threatened claims, charges, or lawsuits that I have not disclosed to Employer.

11.

Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.

I understand that I may revoke this General Release within seven (7) calendar days of my execution thereof by delivery and receipt of a written notice of revocation to the Chief Executive Officer of Employer by midnight on or before the seventh (7th) calendar day after I deliver an executed copy of this General Release.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)	I HAVE READ IT CAREFULLY;

(b)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(c)	I HAVE HAD AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT;

(d)

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT; THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; AND THAT REVOCATION CAN BE MADE BY DELIVERY AND RECEIPT OF WRITTEN NOTICE AS DESCRIBED ABOVE;

(e)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(f)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EMPLOYER AND BY ME.

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WAITR HOLDINGS INC.

By:	/s/ Chris Meaux

Name:	Chris Meaux

Title:	Chief Executive Officer

/s/ David Pringle
David Pringle

Date:	2/11/2019